CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report included herein dated October 18, 2019, with respect to the balance sheets of Telidyne Inc., (the “Company”) as of January 31, 2019 and 2018, and the related statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the years then ended. We also consent to the reference of our Firm’s name under the caption “Experts” in such Registration Statement and related prospectus.

/s/ Yu Certified Public Accountant, P.C.

New York, New York

Dated: October 18, 2019